                                                                     EXHIBIT 4.2

                   THIS WARRANT AND THE COMMON STOCK ISSUABLE
                  ON EXERCISE HEREOF HAVE NOT BEEN REGISTERED
                 UNDER THE SECURITIES ACT OF 1933, AS AMENDED,
                  OF THE UNITED STATES OF AMERICA (THE "ACT")
                        AND MAY NOT BE TRANSFERRED UNTIL
                       (1) THE SECURITIES ARE REGISTERED
                  UNDER THE ACT AND A REGISTRATION THEREUNDER
                  HAS BECOME EFFECTIVE WITH RESPECT THERETO OR
                 (2) THE ISSUER RECEIVES AN OPINION OF COUNSEL
                  REASONABLY SATISFACTORY TO THE ISSUER TO THE
                 EFFECT THAT REGISTRATION UNDER THE ACT IS NOT
                   REQUIRED IN CONNECTION WITH SUCH PROPOSED
             TRANSFER NOR IS SUCH PROPOSED TRANSFER IN VIOLATION OF
                     ANY APPLICABLE STATE SECURITIES LAWS.


              Void after 5:00 p.m. Atlanta Time, on April 21, 2000
      Warrant to Purchase ________________________ Shares of Common Stock.


                  REDEEMABLE WARRANT TO PURCHASE COMMON STOCK

                                       OF

                            CREDIT DEPOT CORPORATION



                 This is to Certify That, FOR VALUE RECEIVED,
___________________________________________________________
________________________________________________________________________
("Holder"), is entitled to purchase, subject to the provisions of this Warrant, from Credit Depot Corporation, a Delaware corporation ("Company"), ______________________ _______________________________________ (__________)
fully paid, validly issued, nonassessable shares of Common Stock, par value $
 .001 per share, of the Company ("Common Stock") at a price of $2.50 per share at any time or from time to time during the period from April 21, 1997 until 5:00 p.m., Atlanta Time on April 21, 2000, subject to the Company's right to redeem this Warrant pursuant to Section 11 hereof. The number of shares of Common Stock to be received upon the exercise of this Warrant and the price to be paid for each share of Common Stock may be adjusted from time to time as hereinafter set forth. The shares of Common Stock deliverable upon such exercise, and as adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares" and the exercise price of a share of Common Stock in effect at any time and as adjusted from time to time is hereinafter sometimes referred to as the "Exercise Price."

SECTION 1.                EXERCISE OF WARRANT.

                 This Warrant may be exercised in whole or in part at any time or from time to time on or after April 21, 1997 and until April 21, 2000, subject to the Company's right to redeem this Warrant pursuant to Section 11 hereof, (the "Exercise Period") provided, however, that (i) if either such day is a day on which banking institutions in the State of Georgia are authorized by law to close, then on the next succeeding day which shall not be such a day, and (ii) in the event of a merger, consolidation or sale of all or substantially all of the assets of the Company or other change of control transaction (collectively, a "Change of Control Transaction"), the holders of the Warrants shall have a right to exercise such Warrants into shares of Common Stock immediately prior to the Change of Control Transaction at a Exercise Price equal to the lesser of (i) the Exercise Price or (ii) the price per share of the Common Stock Pursuant to such Change of Control Transaction. This Warrant may be exercised by presentation and surrender hereof to the Company at its principal office, or at the office of its stock transfer agent, if any, with the Purchase Form annexed hereto duly executed and accompanied by payment of the Exercise Price for the number of Warrant Shares specified in such form. As soon as practicable after each such exercise of the warrants, but not later than seven (7) days from the date of such exercise, the Company shall issue and deliver to the Holder a certificate or certificate for the Warrant Shares issuable upon such exercise, registered in the name of the Holder or its designee. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant, such warrant to be in substantially the same form as this Warrant, evidencing the rights of the Holder thereof to purchase the balance of the Warrant Shares purchasable thereunder. Upon receipt by the Company of this Warrant at its office, or by the stock transfer agent of the Company at its office, in proper form for exercise, the Holder shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Company shall then be closed or that certificates representing such shares of Common Stock shall not then be physically delivered to the Holder.

                 The Company will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.


SECTION 2.                RESERVATION OF SHARES.

                 The Company shall at all times reserve for issuance and/or delivery upon exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance and delivery upon exercise of the Warrants.





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


SECTION 3.                FRACTIONAL SHARES.

                 (A) No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. With respect to any fraction of a share called for upon any exercise hereof, the Company shall pay to the Holder an amount in cash equal to such fraction multiplied by the current market value of a share, determined as follows:

                 (B) If the Common Stock is listed on a national securities exchange or admitted to unlisted trading privileges on such exchange or listed for trading on the Nasdaq Stock Market system, the current market value shall be the last reported sale price of the Common Stock on such exchange or system on the last business day prior to the date of exercise of this Warrant or if no such sale is made on such day, the average closing bid and asked prices for such day on such exchange or system; or

                 (C) If the Common Stock is not so listed or admitted to unlisted trading privileges but bid and asked prices are reported by the National Quotation Bureau, Inc. or the OTC Bulletin Board, the current market value shall be the mean of the last reported bid and asked prices reported by the National Quotation Bureau, Inc. or the OTC Bulletin Board on the last business day prior to the date of the exercise of this Warrant; or

                 (D) If the Common Stock is not so listed or admitted to unlisted trading privileges and bid and asked prices are not so reported, the current market value shall be an amount, not less than book value thereof as at the end of the most recent fiscal year of the Company ending prior to the date of the exercise of the Warrant, determined in such reasonable manner as may be prescribed by the Board of Directors of the Company.


SECTION 4.                EXCHANGE, TRANSFER, ASSIGNMENT OR LOSS OF WARRANT.

                 This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. The term "Warrant" as used herein includes any Warrants into which this Warrant may be divided or exchanged. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Warrant, if mutilated, the Company will execute and deliver a new Warrant of like tenor and date. Any such new Warrant executed and delivered shall constitute an additional contractual obligation on the part of the Company, whether or not this Warrant so lost, stolen, destroyed, or mutilated shall be at any time enforceable by anyone.

SECTION 5.                RIGHTS  AND LIABILITIES OF THE HOLDER.


                 The Holder shall not, by virtue hereof, be entitled to any rights of a shareholder in the Company, either at law or equity, and the rights of the Holder are limited to those expressed in the Warrant and are not enforceable against the Company except to the extent set forth herein. No provision of this Warrant, in the absence of affirmative action by the Holder to purchase the Warrant Shares, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a shareholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.


SECTION 6.                ADJUSTMENTS

                 (A) Subject to the provisions of this Section 6, the Exercise Price in effect from time to time shall be subject to adjustment, as follows:

                          (i)     (a)      The Exercise Price of this Warrant
shall be adjusted to a price equal to the weighted average of the price or prices of any shares of Common Stock issued by the Company (the "Weighted Average Price"), other than "Excluded Securities" (as defined below), on a cumulative basis, sold by the Company on or after the date hereof; provided that there shall be no adjustment for any Common Stock issued on or after April 16, 1998. The Weighted Average Price shall be computed by dividing (A) the sum of the product of (i) the sales price of each such issuance of Common Stock and
(ii) the number of shares of Common Stock in each such issuance by (B) the aggregate number of shares of such Common Stock issued; provided however that no price adjustment which increases the Exercise price from the Exercise price in effect immediately prior to such adjustment shall be effective as to any holder until 20 days after written notice thereof has been furnished to the holder. The provisions of this subsection shall not apply retroactively to any Warrant which has been exercised prior to the date of the adjustment. No adjustment shall be made hereunder until an aggregate of 34,000 shares of Common Stock (other than Excluded Securities) shall have been issued by the Company after the date hereof.

                                  (b)      In no event shall the Exercise Price
be increased above the initial Exercise Price, as otherwise adjusted pursuant to this Section 6.

                                  (c)      Upon each adjustment of the Exercise
Price pursuant to this subsection 6(A), the total number of shares of Common Stock purchasable upon the exercise of Warrant shall be such number of shares (calculated to the nearest one-hundredth and pursuant to the terms of Section 3; provided, however, that in no event shall the Exercise Price increase as a result of such rounding calculation) purchasable at the Exercise Price in effect immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.

                                  (d)      No adjustment in the Exercise Price
or the number of shares of Common Stock into which a Warrant may be exercised shall be required unless such adjustment

(plus any adjustments not previously made by reason of this paragraph (d)) would require an increase or decrease of at least 5% in the number of shares of Common Stock into which each Warrant is then exercisable, provided, however, that any adjustments which are not required to be made by reason of this paragraph (d) shall be carried forward and taken into account in any subsequent adjustment. All calculations and adjustments shall be made to the nearest cent or to the nearest 1/100th of a share, as the case may be.

                                  (e)       In the case of the issuance of
Common Stock for cash, the consideration shall be deemed to be the amount of cash paid therefor before deducting any reasonable discounts, commissions or other expenses allowed, paid or incurred by this Corporation for any underwriting or otherwise in connection with the issuance and sale thereof.

                                  (f)      In the case of the issuance of the
Common Stock for a consideration in whole or in part other than cash, the consideration other than cash shall be deemed to be the fair value thereof as determined in good faith by the Board of Directors.

                                  (g)      In the case of the issuance after
the Issuance Date of options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, the following provisions shall apply for all purposes of this subsection 6(A)(i) and subsection 6(A)(ii):

                                  (1)      The aggregate maximum number of
                          shares of Common Stock deliverable upon exercise (assuming the satisfaction of any conditions to exercisability, including without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) of such options to purchase or rights to subscribe for Common Stock shall be deemed to have been issued at the time such options or rights were issued and for a consideration (determined in the manner provided in subsections 6(A)(i)(e) and 6(A)(i)(f)), if any, received by the Corporation upon the issuance of such options or rights plus the minimum exercise price provided in such options or rights (without taking into account potential anti-dilution adjustments) for the Common Stock covered thereby.

                                  (2)      The aggregate maximum number of
                          shares of Common Stock deliverable upon conversion of or in exchange for (assuming the satisfaction of any conditions to convertibility or exchangeability, including, without limitation, the passage of time, but without taking into account potential anti-dilution adjustments) any such convertible or exchangeable securities or upon the exercise of options to purchase or rights to subscribe for such convertible or exchangeable securities and subsequent conversion or exchange thereof, shall be deemed to have been issued at the time such securities were issued or such options or rights were issued and for a consideration equal to the consideration, if any, received by the Corporation for any such securities and related options or rights (excluding any cash received on account of accrued interest or accrued dividends), plus the minimum additional consideration, if any, to be received by the Corporation (without taking into account potential anti-dilution adjustments) upon the conversion or exchange of such securities or the exercise of any related options or rights (the consideration in each case to be determined in the manner provided in subsections 6(A)(i)(e) and 6(A)(i)(f)).

                                  (3)      In the event of any change in the
                          number of shares of Common Stock deliverable or in the consideration payable to the Corporation upon exercise of such options or rights or upon conversion of or in exchange for such convertible or exchangeable securities (excluding a change resulting solely from the anti-dilution provisions thereof if such change results from an event which gives rise to an anti-dilution adjustment under this subsection 6(A)), the Exercise Price of the Warrants, to the extent in any way affected by or computed using such options, rights or securities, shall be recomputed to reflect such change, but no further adjustment shall be made for the actual issuance of Common Stock or any payment of such consideration upon the exercise of any such options or rights or the conversion or exchange of such securities.

                                  (4)      Upon the expiration of any such
                          options or rights, the termination of any such rightsto convert or exchange or the expiration of any options or rights related to such convertible or exchangeable securities, the Exercise Price of the Warrants, to the extent in any way affected by or computed using such options, rights or securities or options or rights related to such securities, shall be recomputed to reflect the issuance of only the number of shares of Common Stock (and convertible or exchangeable securities which remain in effect) actually issued upon the exercise of such options or rights, upon the conversion or exchange of such securities or upon the exercise of the options or rights related to such securities.

                                  (5) The number of shares of Common Stock deemed issued and the consideration deemed paid therefor pursuant to subsections 6(A)(i)(g)(1) and
                          (2) shall be appropriately adjusted to reflect any change, termination or expiration of the type described in either subsection 6(A)(i)(g)(3) or (4).

                                  (6)      Notwithstanding the provisions of
                          subsections 6(A)(i)(g)(1)-(5) above, in the event that on or after the date hereof the Company issues any options to purchase or rights to subscribe for Common Stock, securities by their terms convertible into or exchangeable for Common Stock or options to purchase or rights to subscribe for such convertible or exchangeable securities, if the conversion or exercise price is not then determinable or is based on future events, such shares of Common Stock shall not be deemed to be issued until the price is determinable or such event has occurred and the conversion or exercise price shall be subject to adjustment pursuant to subsection 6(A)(i) above as a result of any such issuance occurring prior to April 16, 1998 at the time of such determination or the occurrence of such event even if the price is determined or such event occurs after such date.

                          (ii)     The following issuances of Common Stock
("Excluded Securities") shall be excluded from the adjustments set forth in this Section 6(A):

                                   (a)      shares of capital stock issued
pursuant to a stock dividend or a stock split or other subdivision or recombination of shares;

                                   (b)      Common Stock issued upon exercise
of any warrants, options or other securities outstanding at the date hereof;

                                   (c)      securities issued by the
Corporation in an underwritten public offering at not less than 87.5% of the then effective Exercise Price;

                                   (d)      securities issued pursuant to the
direct or indirect bona fide acquisition by the Corporation of any Person, whether by merger, purchase of stock, purchase of assets or otherwise;

                                   (e)      securities issued upon exercise,
conversion or exchange of capital stock, rights, options or subscription calls, warrants or other securities;

                                   (f)      Common Stock or options to
purchase Common Stock issued to officers, directors or employees of or consultants to the Corporation pursuant to any compensation agreement, plan or arrangement or the issuance of Common Stock upon the exercise of any such options; and

                                   (g)      securities issued in connection
with bona fide loans or warehouse facilities with banks, trust companies or other financial institutions regularly engaged in the business of making commercial loans.

                          (iii)   In case the Company shall (a) issue Common
Stock as a dividend or distribution on any class of the capital stock of the Company, (b) split or otherwise subdivide its outstanding Common Stock, (c) combine the outstanding Common Stock into a smaller number of shares, or (d) issue by reclassification of its Common Stock (except in the case of a merger, consolidation or sale of all or substantially all of the assets of the Company as set forth in paragraph 6(A)(iv) below) any shares of the capital stock of the Company, any shares of the capital stock of the Company, the Exercise Price in effect on the record date for any stock dividend or the effective date of any such other event shall be increased (or decreased in the case of a reverse stock split) so that the holder of each Warrant shall thereafter be entitled to receive, upon the exercise of such Warrant, the number of shares of Common Stock or other capital stock which it would own or be entitled to receive immediately after the happening of any of the events mentioned above had such Warrant been exercised immediately prior to the close of business on such record date or effective date. The adjustments herein provided shall become effective immediately following the record date for any such stock dividend or the effective date of any such other events. There shall be no reduction in the Exercise Price in the event that the Company pays a cash dividend.

                 (B) If the Company does not file a registration statement with the United States Securities and Exchange Commission (the "SEC") pursuant to the Act (the "Registration Statement"), as provided in Paragraph 7 of the Stock Purchase Agreement, to register the shares of Common Stock underlying the Warrants within the 180 day period following the Final Closing and such Registration Statement is not declared effective by the SEC within 270 days after the Final Closing, the Exercise Price shall be reduced at a rate of 2% per month, or any part thereof, up to a maximum reduction of 24%, until the Registration Statement is filed and/or declared effective, as applicable.


SECTION 7.                OFFICER'S CERTIFICATE.

                 Whenever the Exercise Price shall be adjusted as required by the provisions of the foregoing Section, the Company shall forthwith file in the custody of its Secretary or an Assistant Secretary at its principal office and with its stock transfer agent, if any, an officer's certificate showing the adjusted Exercise Price determined as herein provided, setting forth in reasonable detail the facts requiring such adjustment, including a statement of the number of additional shares of Common Stock, if any, and such other facts as shall be necessary to show the reason for and the manner of computing such adjustment. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder or any holder of a Warrant executed and delivered pursuant to Section 1 and the Company shall, forthwith after each such adjustment, mail a copy by certified mail of such certificate to the Holder or any such holder.


SECTION 8.                REGISTRATION RIGHTS

                 The holder of this Warrant shall have the registration rights governing the shares of Common Stock underlying the Warrants as set forth in the Preferred Stock Agreement dated April 21, 1997 ("Purchase Agreement") by and among the Company and Taglich Brothers, D'Angleo, Wagner & Company, Incorporated, either on its own behalf or on behalf of other purchasers, and the Investors listed on Exhibit A thereto. Such registration rights are incorporated herein by reference as if such provisions had been set forth herein in full.

SECTION 9.                NOTICES TO WARRANT HOLDERS.


                 So long as this Warrant shall be outstanding, (i) if the Company shall pay any dividend or make any distribution upon the Common Stock,
(ii) if the Company shall offer to the holders of its Common Stock rights to subscribe for, purchase, or exchange property for any shares of any class of stock, or any other rights or options or (iii) if any capital reorganization of the Company, reclassification of the capital stock of the Company, consolidation or merger of the Company with or into another corporation, sale, lease or transfer of all or substantially all of the property and assets of the Company to another corporation, or voluntary or involuntary dissolution, liquidation or winding up of the Company shall be effected, then in any such case, the Company shall cause to be mailed by certified mail to the Holder, at least fifteen days prior to the date specified in (x) or (y) below, as the case may be, a notice containing a brief description of the proposed action and stating the date on which (x) a record is to be taken for the purpose of such dividend, distribution or subscription rights, or (y) such reclassification, reorganization, consolidation, merger, conveyance, lease, dissolution, liquidation or winding up is to take place and the date, if any is to be fixed, as of which the holders of Common Stock or other securities shall receive cash or other property deliverable upon such reclassification, reorganization, consolidation, merger, conveyance, dissolution, liquidation or winding up.


SECTION 10.               RECLASSIFICATION, REORGANIZATION OR MERGER.

                 In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the class issuable upon exercise of this Warrant) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety (collectively such actions being hereinafter referred to as "Reorganizations"), the Company shall, as a condition precedent to such Reorganization transaction, cause effective provisions to be made so that the Holder shall have the right thereafter by exercising this Warrant at any time prior to the expiration of the Warrant, to receive in lieu of the number of shares of Common Stock otherwise deliverable, the kind and amount of shares of stock and other securities and property receivable upon such Reorganization by a holder of the number of shares of Common Stock which might have been purchased upon exercise of this Warrant immediately prior to such Reorganization. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Warrant. The foregoing provisions of this Section 9 shall similarly apply to successive Reorganizations.


SECTION 11.               REDEMPTION.

         (A) At any time, on not less than thirty (30) days notice, commencing thirty (30) days after a registration statement with the United States Securities and Exchange Commission (the "SEC"), as provided in Paragraph 7 of the Stock Purchase Agreement, registering the shares of Common Stock underlying the Warrants (the "Registration Statement") is declared effective under the Act, this Warrant may be redeemed, at the option of the Company, at a redemption price of $0.01 per Warrant, provided the market price of the Common Stock receivable upon exercise of such Warrant shall exceed two hundred percent (200%) per share of the Warrant Exercise Price (the "Target Price") and provided further that on the effective date of the redemption a registration statement relating to the issuance of the Common Stock on exercise of the Warrant shall be effective and current under the Securities Act of 1933, as amended.

                 (B) The notice of redemption shall specify (i) the redemption price, (ii) the date fixed for redemption, (iii) the place where the Warrant shall be delivered and the redemption price paid, (iv) that the right to exercise the Warrant shall terminate at 5:00 P.M. (Atlanta time) on the business day immediately preceding the date fixed for redemption, and (v) the Company's calculation demonstrating that the Target Price is met. The date fixed for the redemption of the Warrant shall be the Redemption Date. No failure to send the notice in accordance with Section 11(A) nor any defect therein or in the sending of such notice shall affect the validity of the proceedings for such redemption except as to a holder (x) to whom notice was not sent or (y) whose notice was defective. An affidavit of the Company that notice of redemption has been sent in accordance with Section 11(A) shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

                 (C) Any right to exercise this Warrant shall terminate at 5:00 P.M. (Atlanta time) on the business day immediately preceding the Redemption Date. On and after the Redemption Date, the Holder of the Warrant shall have no further rights except to receive, upon surrender of the Warrant, the Redemption Price.

                 (D) From and after the Redemption Date, the Company shall, at the place specified in the notice of redemption, upon presentation and surrender to the Company by or on behalf of the Holder thereof of one or more Warrants to be redeemed, deliver or cause to be delivered to or upon the written order of such Holder a sum in cash equal to the redemption price of each such Warrant. From and after the Redemption Date such Warrants shall expire and become void and all rights hereunder, except the right to receive payment of the redemption price, shall cease.

                 (E) If any event set forth in Section 6 has occurred, the Target Price shall be proportionally adjusted by the ratio which the total number of shares of Common Stock outstanding immediately prior to such event bears to the total number of shares of Common Stock to be outstanding immediately after such event.

SECTION 12.               ISSUE TAX.

                 The issuance of certificates for Warrant Shares upon the exercise of this Warrant shall be made without charge to the Holder for any issuance tax in respect thereof.


SECTION 13.               GOVERNING LAW.

                 This Warrant shall be governed by and construed and enforced in accordance with the laws of the State of Georgia.

SECTION 14.        MISCELLANEOUS

                 (A)      Approvals.       If this Warrant or any shares of
Common Stock issuable hereunder require declaration, qualifications or registration with or approval of any governmental official or authority (other than registration under the 1933 Act, but not including declaration, qualification or registration under any blue sky law that the holder hereof may request) before this Warrant or shares of Common Stock issued pursuant hereto may be issued, the Company shall at its sole cost and expense take all requisite action in connection with such declaration, qualification, registration or approval and shall use its best efforts to cause such shares of Common Stock or this Warrant, or both, to be duly declared, qualified, registered or approved as may be required.

                 (B)      1934 Act Reports; Information.    The Company agrees
to use its best efforts to file timely all reports required to be filed by it pursuant to Section 13 or 15 of the Securities Exchange Act of 1934, as amended ("1934 Act") and to provide such information as will permit the registered holder to sell any shares of Common Stock acquired upon exercise of this Warrant in accordance with Rule 144 under the 1934 Act.

                                           CREDIT DEPOT CORPORATION


                                           By: /s/ Gerald Sullivan
                                              --------------------------------
                                              Gerald Sullivan, President


[SEAL]

Dated:  As of April 21, 1997

Attest:



-------------------
Assistant Secretary





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

                                 PURCHASE FORM

                                        Dated _____________, 19__

                 The undersigned hereby irrevocably elects to exercise the within Warrant to the extent of purchasing ___ _____________ shares of Common Stock and hereby makes payment of $ _________________ in payment of the actual exercise price thereof.

                                   __________


                     INSTRUCTIONS FOR REGISTRATION OF STOCK

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